EXECUTION COPY

LOAN AGREEMENT

Dated as of August 23, 2007

among

VITESSE SEMICONDUCTOR CORPORATION,

THE LENDERS PARTY HERETO

and

WHITEBOX VSC, LTD., as Agent

Section 9.14	Counterparts	52
Section 9.15	Borrower Acknowledgements	52
Section 9.16	Interest Rate	53
Section 9.17	Closing Date	53

EXHIBITS AND SCHEDULES
Exhibit A	Form of Term Notes
Exhibit B	Form of Opinion of Counsel
Exhibit C	Form of Assignment Agreement
Exhibit D	Form of Letters of Consent
Schedule 1.1	Term Loan Commitment Amounts
Schedule 3.1	Locations of Collateral
Schedule 4.3	Conflicts and Defaults
Schedule 4.5	Existing Litigation
Schedule 4.6	Environmental Disclosures
Schedule 4.8	Lease Defaults
Schedule 4.9	Taxes
Schedule 4.11	Burdensome Restrictions
Schedule 4.16	Subsidiaries
Schedule 6.2	Permitted Dispositions
Schedule 6.11	Investments
Schedule 6.12	Existing Indebtedness
Schedule 6.13	Existing Liens
Schedule 6.14	Existing Contingent Liabilities

LOAN AGREEMENT

This Loan Agreement (this “Agreement”), dated as of August 23, 2007, is by and among the lenders from time to time signatory hereto (collectively the “Lenders” and individually each a “Lender”), Vitesse Semiconductor Corporation, a Delaware corporation (the “Borrower”), and Whitebox VSC, Ltd., a limited partnership organized under the law of the British Virgin Islands, one of the Lenders and as agent for the Lenders (in such capacity, the “Agent”).

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1         Defined Terms. As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

“Acquisition”: The acquisition by the Borrower or any of its Subsidiaries of substantially all of the Equity Interests of any other Person or substantially all of another Person’s assets or of any division or line of business of any other Person.

“Affiliate”: When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, and (b) each of such Person’s officers, directors, joint venturers and partners. The term control (including the terms “controlled by” and “under common control with”) means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

“Agent”: As defined in the opening paragraph hereof.

“Aggregate Term Loan Commitment Amount”: The sum of the Term Loan Commitment Amounts of all the Lenders.

“Applicable Margin”: 4%.

“Asset Sale”: The sale by the Borrower or any of its Subsidiaries to any Person (other than a sale between any Borrower and any Subsidiary) of (i) any of the Equity Interests of any of the Borrower’s Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Borrower or any of its Subsidiaries or (iii) any other assets (whether tangible or intangible) of any Borrower or any of its Subsidiaries other than those permitted by this Agreement to the extent that the aggregate value of all such assets sold exceeds $1,000,000 in any one fiscal year (but only to such extent).

“Assignment Agreement”: As defined in Section 9.5(c).

“Board”: The Board of Governors of the Federal Reserve System or any successor thereto.

“Borrower”: As defined in the opening paragraph hereof.

“Borrower Pledge Agreement”: The Pledge Agreement dated concurrently herewith executed by the Borrower in favor of the Agent, for the benefit of the Lenders, as the same may be amended, restated or otherwise modified from time to time.

“Borrower Security Agreement”: The Security Agreement executed by the Borrower in favor of the Agent for the benefit of the Lenders and dated concurrently herewith (as the same may be amended, restated or otherwise modified from time to time).

“Business Day”: Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which banks are permitted to be open in New York, New York.

“Capitalized Lease”: A lease of (or other agreement conveying the right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.

“Capitalized Lease Obligations”: As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

“Cash Equivalents”: As at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody’s; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i), (ii) and (iii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s.

“Change of Control”: The occurrence, after August 23, 2007, of any of the following circumstances: (a) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d 3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Equity Interests of the Borrower representing 35% or more of the combined voting power of all Equity Interests of the Borrower entitled to vote in the election of directors; or (b) the first day on which a majority of the members of the board of directors of the Borrower are not Continuing Directors; or (c) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, control over Equity Interests of the Borrower representing 35% or more of the combined voting power of all Equity Interests of the Borrower entitled to vote in the election of directors.

“Closing Date”: The first Business Day on which all of the conditions precedent set forth in Article III are satisfied; provided, however, that the Closing Date must occur on or before December 31, 2007.

“Code”: The Internal Revenue Code of 1986, as amended.

“Common Stock”: The Borrower’s common stock, par value $0.01 per share.

“Collateral Assignment of IP”: The Collateral Assignment of IP dated on or before the Closing Date executed by the Borrower in favor of the Agent, for the benefit of the Lenders.

“Competitor”: A Person engaged, directly or indirectly, in manufacturing and/or supplying integrated circuits; it being agreed that a Person providing passive financing for any of the foregoing activities and such person or its designees serving as managers, managing members, general partners or directors of another Person in connection with its passive investment, shall not be deemed to be a “Competitor” unless that Person is also engaged in one or more of the foregoing activities.

“Contingent Obligation”: With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities, Equity Interests or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term “Contingent Obligation” shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

“Continuing Directors”: As of any date of determination, any member of the board of directors of the Borrower who: (1) was a member of such board of directors on the Closing Date; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Control Agreements”: Collectively, the Deposit Account Control Agreement (Borrower), the Deposit Account Control Agreements (Guarantor), the Securities Account Control Agreement (Borrower) and the Securities Account Control Agreements (Guarantor).

“Convertible Notes”: Unsecured convertible promissory notes, each substantially in the form of Exhibit A to the Note Purchase Agreement, to be issued by the Borrower to the Lenders (at the option of the Required Lenders) pursuant to the terms and conditions of the Note Purchase Agreement.

“Current Liabilities”: As of any date, the consolidated current liabilities of the Borrower, determined in accordance with GAAP.

“Default”: Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender”: At any time, any Lender that, at such time (a) has failed to make its Term Loan thereunder required pursuant to the terms of this Agreement, (b) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy, receivership or insolvency proceeding, or to a receiver, trustee or similar official.

“Deposit Account Control Agreement (Borrower)”: The Deposit Account Control Agreement by and among the Borrower, the Agent and Wells Fargo Bank, National Association, as depository bank, as the same may be amended, restated or otherwise modified from time to time.

“Deposit Account Control Agreements (Guarantor)”: The Deposit Account Control Agreements dated on or before the Closing Date, each in form and substance acceptable to the Agent and executed by a Guarantor, the Agent and a bank that maintains a deposit account (as such term is defined in Guarantor Security Agreement) on behalf of or in the name of such Guarantor, each as may be amended, restated or otherwise modified from time to time.

“Effective Rate”: As defined in Section 2.4(a).

“Eligible Assignee”: Means any Person approved by the Agent which is not a Competitor of the Borrower or any of its Subsidiaries.

“Equity Interests”: All shares, interests, participation or other equivalents, however designated, of or in a corporation or limited liability company, whether or not voting, including but not limited to common stock, member interests, warrants, preferred stock, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing (but excluding the Existing Convertible Debentures).

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate”: Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

“Escrow Agent”: U.S. Bank National Association, in its capacity as escrow agent under the Escrow Agreement.

“Escrow Agreement”: The Escrow Agreement dated as of August 23, 2007 by and among the Agent, the Borrower and the Escrow Agent.

“Event of Default”: Any event described in Section 7.1.

“Existing Convertible Debentures. The 1.5% Convertible Subordinated Debentures due 2024 of the Borrower issued pursuant to the Indenture.

“Existing Loan Agreement”: The Fourth Amended and Restated Loan Agreement, dated as of June 20, 2006, by and among (a) the Borrower and Vitesse International, Inc., as borrowers and (b) Special Value Expansion Fund, LLC and Special Value Opportunities Fund, LLC, as lenders, and (c) Obsidian, LLC, as agent and collateral agent.

“Federal Funds Rate”: For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions, with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter”: As defined in Section 2.10.

“GAAP”: Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

“Group”: The Borrower and all Subsidiaries, taken as a whole.

“Guarantor”: Each party that at any time executes, joins, or otherwise becomes a party to the Guaranty.

“Guarantor Security Agreement”: A Security Agreement in form and substance satisfactory to the Agent duly executed or joined by each Guarantor (as the same may be amended, restated or otherwise modified from time to time).

“Guaranty”: A Guaranty in form and substance satisfactory to the Agent duly executed by each Subsidiary of the Borrower (as the same may be amended, restated or otherwise modified from time to time).

“Immediately Available Funds”: Funds with good value on the day and in the city in which payment is received.

“Increase Election”: As defined in Section 2.1(b).

“Indebtedness”: With respect to any Person at the time of any determination, without duplication, and in each case whether contingent or otherwise: (a) all obligations of such Person for borrowed money (including non-recourse obligations), (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate swap agreements, cap or collar agreements, interest rate futures or option contracts, currency swap agreements, currency futures or option agreements and other similar contracts (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers’ acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, (k) all obligations of such Person under any Equity Interests issued by such Person, and (l) all Contingent Obligations of such Person.

“Indemnitee”: As defined in Section 9.11.

“Indenture”: The Indenture dated as of September 22, 2004 by and between the Borrower and U.S. Bank National Association, as trustee, pursuant to which the Existing Covertible Debentures were issued, as the same has been or may be amended restated or otherwise modified from time to time.

“Initial VWAP”: The average VWAP for the 20 consecutive trading days ending on the trading day immediately preceding the Closing Date.

“Interest Payment Date”: Means (a) each October 15, January 15, April 15 and July 15, commencing October 15, 2007, provided that if any such day is not a Business Day, such Interest Payment Date shall be extended to the next succeeding Business Day and interest shall accrue for each day of such extension and (b) the date of any payment (whether as a prepayment or otherwise) of principal in accordance with this Agreement.

“Interest Period”: The initial period beginning on the Closing Date and ending on October 15, 2007 and each three month period thereafter that begins on the last day of an immediately preceding Interest Period; provided that:

(1) any Interest Period that would otherwise end on a day which is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day; and

(2) any Interest Period that begins on the last LIBOR Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of the calendar month in which such Interest Period is to end.

Notwithstanding the foregoing, no Interest Period can end after the maturity of the Term Notes. For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month.

“Investment”: The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Lender”: As defined in the opening paragraph hereof.

“LIBOR Rate”: With respect to each Interest Period, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on Reuters Screen LIBOR01 Page as of 11:00 A.M., London time (or such other time as of which such rate appears) two LIBOR Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose.

“Lien”: With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

“Loan Documents”: This Agreement, the Term Notes, and the Security Documents.

“Material Adverse Occurrence”: Any occurrence of whatsoever nature (including, without limitation, any adverse determination in any litigation, arbitration, or governmental investigation or proceeding) which could reasonably be expected to materially and adversely affect (a) the financial condition or operations of the Borrower and its Subsidiaries taken as a whole, (b) impair the ability of the Borrower or any Subsidiary to perform its obligations under any Loan Document or the Note Purchase Agreement, or any writing executed pursuant thereto, (c) the validity or enforceability of the material obligations of the Borrower or any Subsidiary under any Loan Document or the Note Purchase Agreement, (d) the rights and remedies of the Lenders or the Agent against any the Borrower or any Subsidiary, (e) the timely payment of the principal of and interest on the Loans or other amounts payable by the Borrower hereunder, or (f) the validity of the joint and several nature of the obligations of the Borrower with respect to all of the Obligations.

“Maturity Date”: The four year anniversary of the Closing Date.

“Moody’s”: Means Moody’s Investor Services, Inc. or any successor thereto.

“Multiemployer Plan”: A multiemployer plan, as such term is defined in Section 4001 (a) (3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing Date) for employees of the Borrower or any ERISA Affiliate.

“New York Banking Day”: Any day (other than a Saturday or a Sunday) on which commercial banks are open for business in New York, New York.

“Net Asset Sale Proceeds”: With respect to any Asset Sale, means all cash or Cash Equivalents (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Borrower or any Subsidiary from such Asset Sale, net of any bona fide direct costs actually paid by the Borrower or any Subsidiary in connection with such Asset Sale, including (i) out-of-pocket fees and expenses, and any underwriting, brokerage or other customary selling commissions and legal, advisory and other fees and expenses, including title and recording expenses, associated therewith and payment of unassumed liabilities relating to the assets that are paid or payable within 365 days of such Asset Sale, (ii) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a direct result of any gain recognized in connection with such Asset Sale, (iii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that was allowed pursuant to Section 6.12 at the time of such Asset Sale and that was secured by a Lien permitted pursuant to Section 6.13 on the Equity Interests or assets in question at the time of such Assets Sale and that is repaid within 365 days of such Asset Sale under the terms therof as a result of such Asset Sale, and (iv) any actual reserve for adjustment (for so long as and, to the extent that, such reserve is required under U.S. GAAP) in respect of (A) the sale price of such asset or assets and (B) quantifiable liabilities associated with such asset or assets and retained by the Borrower or any of its Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefits liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Note Purchase Agreement”: The Senior Unsecured Convertible Note Purchase Agreement dated concurrently herewith by and among the Borrower and the Lenders.

“Obligations”: The Borrower’s obligations in respect of the due and punctual payment of principal and interest on the Term Notes when and as due, whether by acceleration or otherwise and all fees, expenses, indemnities, reimbursements and other obligations of the Borrower under this Agreement or any other Borrower Loan Document, and the Rate Protection Obligations, in all cases whether now existing or hereafter arising or incurred.

“Other Taxes”: As defined in Section 2.11(b)

“Participants”: As defined in Section 9.5(b).

“PBGC”: The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

“Person”: Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan”: Each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Borrower or of any ERISA Affiliate.

“Permitted Acquisition”: Shall mean a Merger Transaction permitted pursuant to Section 6.1 and any other acquisition by the Borrower or a Subsidiary that meets the following criteria:

(a)          the acquisition is not a hostile acquisition or takeover and the acquired business is in the same line of business as the Borrower or a Subsidiary;

(b)          no Event of Default or Default has occurred and is continuing or would be caused thereby; and

(c)          the total aggregate purchase price (including assumed indebtedness and the fair market value of any non-cash consideration and any earn out) of all Permitted Acquisitions made during the term of this Agreement does not exceed $25,000,000.

“Permitted Refinancing”: With respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended (the “Refinanced Indebtedness”) except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by any amount equal to any existing commitments unutilized thereunder or as otherwise permitted pursuant to this Agreement, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of the Refinanced Indebtedness, and (c) if the Refinanced Indebtedness is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to Required

Lenders as those contained in the documentation governing the Refinanced Indebtedness, taken as a whole.

“Prepayment Event”: Means:

(a)          any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Subsidiary, other than dispositions described in clauses (a), (b), (c), (d) and (e) of Section 6.2;

(b)          any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, but only to the extent that the Net Asset Sale Proceeds therefrom have not been applied, or committed pursuant to an agreement (including any purchase orders) to be applied, to repair, restore or replace such property or asset within 180 days after such event;

(c)          the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.12; or

(d)          the issuance of the Convertible Notes pursuant to the Note Purchase Agreement.

“Prohibited Transaction”: The respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.

“Rate Protection Agreement”: Any interest rate swap, cap or option agreement, or any other agreement pursuant to which the Borrower hedges interest rate risk with respect to a portion of the Obligations, entered into by the Borrower with a Rate Protection Provider.

“Rate Protection Obligations”: The liabilities, indebtedness and obligations of the Borrower, if any, to any Rate Protection Provider under a Rate Protection Agreement.

“Rate Protection Provider”: Any Lender, or any Affiliate of any Lender, that is the counterparty of the Borrower under any Rate Protection Agreement.

“Refinanced Indebtedness”: As defined in the definition of “Permitted Refinancing.”

“Register”: As defined in Section 9.5(f).

“Registration Rights Agreement”: The Registration Rights Agreement to be executed by and between the Borrower and the Lender, as the same may be amended, restated or otherwise modified from time to time.

“Replacement Notes”: As defined in Section 2.1(b).

“Reportable Event”: A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code.

“Required Lenders”: At any time, Lenders, other than Defaulting Lenders, holding at least 51% of the aggregate unpaid principal amount of the Term Notes, excluding Term Notes held by Defaulting Lenders, provided, that, if at any date of determination, there are two Lenders, the “Required Lenders” shall constitute 100% or the Lenders other than Defaulting Lenders.

“Restricted Payments”: With respect to the Borrower and its Subsidiaries, collectively, all dividends (other than dividends from any wholly-owned subsidiary to another wholly-owned subsidiary of the Borrower) or other distributions with respect to the Equity Securities of such Borrower or Subsidiary of any nature (cash, Equity Interests other than common stock, assets or otherwise), and all payments on any class of Equity Interests (including warrants, options or rights therefor) issued by the Borrower or such Subsidiary, whether such Equity Interests are authorized or outstanding on the Closing Date or at any time thereafter and any redemption or purchase of, or distribution in respect of, any of the foregoing, whether directly or indirectly.

“S&P”: Means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Securities Account Control Agreement (Borrower)”: The Securities Account Control Agreement, in form and substance acceptable to the Agent and executed by the Borrower, the Agent and a securities intermediary (as such term is defined in Article 8 of the UCC) on behalf of or in the name of the Borrower, as the same may be amended, restated or otherwise modified from time to time.

“Securities Account Control Agreements (Guarantor)”: The Securities Account Control Agreements, each in form and substance acceptable to the Agent and executed by a Guarantor, the Agent and a securities intermediary (as such term is defined in Article 8 of the UCC) that maintains a securities account (as such term is defined in Article 8 of the UCC) on behalf of or in the name of such Guarantor, each as may be amended, restated or otherwise modified from time to time.

“Security Documents”: Collectively, the Borrower Security Agreement, the Borrower Pledge Agreement, the Control Agreements, the Collateral Assignment of IP, the Guaranty and the Guarantor Security Agreement.

“SPD Sale”: The sale of certain of the borrower’s assets pursuant to the SPD Sale Documents.

“SPD Sale Documents”: The Asset Purchase Agreement dated as of August 23, 2007 by and between the Borrower and Maxim Intergrated Products, Inc., and each other agreement, investment and document required thereby as executed in connection therewith.

“Subordinated Debt”: (a) the Existing Convertible Debentures and (b)any other Indebtedness of the Borrower, now existing or hereafter created, incurred or arising, which is subordinated in right of payment to the payment of the Obligations in a manner and to an extent (i) that Required Lenders have approved in writing prior to the creation of such Indebtedness, or (ii) as to any Indebtedness of the Borrower existing on the date of this Agreement, that Required Lenders have approved as Subordinated Debt in a writing delivered by Required Lenders to the Borrower on or prior to the Closing Date.

“Subsidiary”: Any corporation or other entity of which Equity Interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the Borrower either directly or through one or more Subsidiaries.

“Taxes”: As defined in Section 2.11(a).

“Term Loan”: As defined in Section 2.1(a).

“Term Loans”: The term loans to be advanced to the Borrower by the applicable Lenders, in an aggregate amount equal to the Term Loan Aggregate Commitment Amount.

“Term Loan Aggregate Commitment Amount”: The sum of the Term Loan Commitment Amounts of all the Lenders.

“Term Loan Commitment”: With respect to a Lender, the agreement of such Lender to make a Term Loan to the Borrower in an amount equal to such Lender’s Term Loan Commitment Amount upon the terms and subject to the conditions of this Agreement.

“Term Loan Commitment Amount”: With respect to a Lender, the amount set opposite such Lender’s name on Schedule 1.1 hereto as its Term Loan Commitment Amount, as the same may be increased pursuant to Section 2.1(b) hereto.

“Term Loan Increase Amount”: As defined in Section 2.1(b).

“Term Loan Percentage”: With respect to any Lender, the percentage equivalent of a fraction, the numerator of which is the amount of the Term Loan Commitment of such Lender and the denominator of which is the sum of the Term Loan Commitments of all the Lenders.

“Term Notes”: The promissory notes of the Borrower, in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Term Loans (as the same may be amended, restated or otherwise modified from time to time), and “Term Note” means any one of such promissory notes without distinction.

“Trading Market”: The following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“UCC”: The Uniform Commercial Code as enacted in the State of New York.

“U.S. Taxes”: As defined in Section 2.11(e).

“VWAP”: As of any date of determination, the price (in each case adjusted to take into account stock splits) determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average per share price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by the Agent in a commercially reasonable manner in consultation with the Borrower and a nationally recognized investment banking firm reasonably acceptable to the Borrower.

“Whitebox”: Whitebox VSC, Ltd. in its capacity as one of the Lenders hereunder.

Section 1.2         Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Borrower and Required Lenders agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

Section 1.3         Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word “from” means “from and including” and the word “to” or “until” each means “to but excluding”.

Section 1.4         Other Definitional Terms. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or.” All incorporation by reference of covenants, terms, definitions or other provisions from other agreements are incorporated into this Agreement as if such provisions were fully set forth herein, and such incorporation shall include all necessary definitions and related provisions from such other agreements but including only amendments thereto agreed to by the Required Lenders, and shall survive any termination of such other agreements until the obligations of the Borrower under this Agreement and the Term Notes are irrevocably paid in full, and the commitments of any Lender to advance funds to the Borrower are terminated.

ARTICLE II

TERMS OF THE LOANS

Section 2.1        Term Loans; Option to Increase the Term Loan Aggregate Commitment Amount

(a)          Term Loans. Upon the terms and subject to the conditions hereof, each Lender, severally and not jointly, agrees to make a loan (a “Term Loan”) to the Borrower in an amount equal to such Lender’s Term Loan Commitment Amount in a single advance on the Closing Date. Amounts borrowed under each Term Loan and repaid may not be reborrowed.

(b)          Option to Increase the Term Loan Aggregate Commitment Amount. Prior to the Closing Date, the Borrower requested that the Aggregate Term Loan Commitment Amount be increased by $15,000,000. As an accommodation to the Borrower, during the ninety (90) day period beginning on the Closing Date, the Required Lenders may, in their sole discretion, increase (the “Increase Election”) the Aggregate Term Loan Commitment Amount by an aggregate amount up to $15,000,000 (such amount constituting the “Term Loan Increase Amount”). The Required Lenders will provide the Agent with prompt, written notice of their Increase Election and the Agent will notify the Borrower of the Increase Election within one (1) Business Day after the Agent’s actual receipt of such written notice. The Borrower acknowledges and agrees that it will execute replacement term notes (“Replacement Notes”) in favor of each Lender in the principal amount of such Lender’s respective Term Loan Commitment Amount (after giving effect to the increase in such Term Loan Commitment Amount provided for pursuant to this Section 2.1(b)) within five (5) Business Days after receiving written notice from the Agent of the Increase Election. Upon receipt by the Agent of duly executed originals of all the Replacement Notes, each Lender’s respective Term Loan Commitment Amount will be increased by its pro rata share of the Term Loan Increase Amount. The Borrower and the Lenders acknowledge and agree that, following such increase, the Agent may attach an amended Schedule 1.1 to this Agreement reflecting the appropriate Term Loan Commitment Amounts of the Lenders without any further consent (oral or written) from the Borrower or the Lenders.

Section 2.2	Procedure for Term Loans and the Term Loan Increase

(a)          Term Loans. Upon the due execution and delivery of this Agreement by the Borrower, the Agent and the Lenders, each Lender shall provide the Escrow Agent with the amount of such Lender’s Term Loan in Immediately Available Funds. Not later than 12:00 Noon (Minneapolis, Minnesota time) on the Closing Date, the Borrower shall deliver to the Agent a written notice of borrowing. Such notice of borrowing shall be irrevocable and shall be deemed a representation by the Borrower that on the Closing Date and after giving effect to the Term Loans the applicable conditions specified in Article III have been and will be satisfied. The Agent shall promptly notify each Lender and the Escrow Agent of the receipt of such notice and the matters specified therein. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, and subject to the terms and conditions of the Escrow Agreement, the

Agent will, no later than 12:00 Noon (Minneapolis, Minnesota time) on the Closing Date, instruct the Escrow Agent to provide to the Borrower the amount of the Term Loan in Immediately Available Funds.

(b)          Term Loan Increase. The Agent will notify the Lenders of the Increase Election on the same Business Day that it notifies the Borrower pursuant to Section 2.1(b). Each Lender will provide to the Agent such Lender’s pro rata amount of the Term Loan Increase Amount in Immediately Available Funds not later than 11:00 A.M. (Minneapolis, Minnesota time) on the Business Day immediately following its receipt of such notice. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, and following receipt by the Agent of duly executed originals of the Replacement Notes, the Agent will promptly provide the Term Loan Increase Amount in Immediately Available Funds to the Borrower on such Business Day, provided, that, if the conditions specified in this Section 2.2(b) are not satisfied by 12:00 noon (Minneapolis, Minnesota time) on such Business Day, the Agent shall provide such funds on the immediately succeeding Business Day.

Section 2.3         Notes. The Term Loan of each Lender shall be evidenced by a Term Note payable to the order of such Lender in the principal amount equal to such Lender’s Term Loan Commitment Amount. Upon receipt of each Lender’s Term Note from the Borrower, the Agent shall mail such Note to such Lender. Each Lender shall enter in its ledgers and records the amount of its Term Loan and the payments made thereon, and each Lender is authorized by the Borrower to enter on a schedule attached to its Term Note, a record of such Term Loan and payments; provided, however, that the failure by any Lender to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder and on the Term Notes, and, in all events, the principal amounts owing by the Borrower in respect of the Term Notes shall be the aggregate amount of all Term Loans made by the Lenders less all payments of principal thereof made by the Borrower.

Section 2.4         Interest Rates, Interest Payments and Default Interest. Interest shall accrue and be payable on the Term Loans as follows:

(a)          Subject to paragraphs (b) and (c) below, the Term Loan shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to greater of (i) the sum of (1) the LIBOR Rate for such Interest Period plus (2) the Applicable Margin or (ii) 8.50% (such greater amount constituting the “Effective Rate”).

(b)          After the occurrence and during the continuance of an Event of Default, and at all times following the Required Lender’s election to enforce their remedies under Section 7.2 hereof, the Term Loan shall, at the option of the Required Lenders, bear interest until paid in full at a rate per annum equal to the Effective Rate plus 2.0%.

(c)          Upon the failure of the Borrower to provide the financial statements required by Section 5.1 within the deadlines specified therein, the Term Loan shall, at the option of the Required Lenders, bear interest at a rate per annum equal to the Effective Rate plus 2.0% until such financial statements are delivered to the Agent.

(d)          Interest on the Term Loans and all other Obligations shall be payable to Lenders quarterly in arrears on each Interest Payment Date, upon any prepayment (on the amount prepaid), and on the Maturity Date; provided that interest under paragraph (b) of this Section shall be payable on demand.

Section 2.5         Repayment. The unpaid principal amount of the Term Loans, together with all accrued and unpaid interest thereon, shall be due and payable at the earlier of (a) the Maturity Date and (b) upon the Obligations becoming due and payable as provided in Section 7.2.

Section 2.6	Prepayments.
(a)	Optional Prepayments; Prepayment Fee.
i.

The Borrower may prepay all or any part of the outstanding principal balance under the Term Loan upon three (3) Business Days prior written notice to the Agent. Any written notice by the Borrower of its election to prepay under this Section shall be irrevocable. Each partial prepayment shall be in a minimum aggregate amount for all the Lenders of $100,000 or an integral multiple thereof. Except upon an acceleration following an Event of Default, the Borrower may prepay pursuant to this Section 2.6(a) only on the last day of an Interest Period. Amounts prepaid on the Term Loan under this paragraph shall be for the account of each Lender in proportion to its share of the outstanding Term Loans.

ii.

The Borrower shall pay the Lenders a non-refundable prepayment fee on each prepayment made pursuant to Section 2.6(a) that is equal to one percent (1%) of the aggregate amount of principal prepaid (the “Prepayment Fee”). The Prepayment Fee shall be paid concurrently with each prepayment paid pursuant to this Section 2.6(a).

(b)          Mandatory Prepayments for a Prepayment Event or Redemption of Existing Coverible Debentures.

i.

If at any time a Prepayment Event occurs, the Borrower shall immediately pay to the Agent for the ratable benefit of the Lenders the net proceeds realized by such Prepayment Event. Any such prepayments shall be applied to the Term Loans. Amounts prepaid under this paragraph shall be for the account of each Lender in proportion to its share of the outstanding Term Loans.

ii.

If the Borrower at any time exercises its option to redeem the Existing Convertible Debentures pursuant to Section 10.1 of the Indenture using cash or Cash Equivalents not obtained through a refinancing of the Existing Covertible Debentures or an issuance of

Equity Interests permitted pursuant to this Agreement, the Borrower shall immediately pay to the Agent an amount equal to the lesser of (A) the aggregate principal amount of all Term Loans then outstanding plus all accrued and unpaid interest owing to the Lenders pursuant to this Agreement at the time of such redemption and (B) 25% of the aggregate amount of Existing Covertible Debentures redeemed. Any such prepayments shall be applied to the Term Loans.

Section 2.7         Computation. Interest on the Term Loans shall be computed on the basis of actual days elapsed and a year of 360 days.

Section 2.8         Payments. Payments and prepayments of principal of, and interest on, the Term Notes and all fees, expenses and other obligations under this Agreement payable to the Agent or the Lenders shall be made without setoff or counterclaim in Immediately Available Funds not later than 3:00 P.M. (Minneapolis, Minnesota time) on the dates called for under this Agreement and the Term Notes to the Agent at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. The Agent will promptly distribute in like funds to each Lender its ratable share of each such payment of principal, interest and fees received by the Agent for the account of the Lenders. Whenever any payment to be made hereunder or on the Term Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

Section 2.9         Use of Loan Proceeds. The proceeds of the Term Loans shall be used for (a) the repayment of existing Indebtedness under the Existing Loan Agreement plus any accrued interest and any prepayment penalties; and (b) general business purposes of the Borrower in a manner not in conflict with any of the Borrower’s covenants in this Agreement.

Section 2.10      Fees. The Borrower shall pay to the Agent the fees set forth in the separate letter agreement dated concurrently herewith (the “Fee Letter”) between the Agent and the Borrower. Such fees shall be paid on the Closing Date and at such other times as may be required pursuant to the terms of the Fee Letter.

Section 2.11	Taxes

(a)          Any and all payments by the Borrower hereunder or under the Term Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions or charges of withholdings (“Taxes”), and all liabilities with respect thereto, excluding, in the case of each Lender, the Agent, or any other recipient of a payment hereunder or under the Term Notes (a “Recipient”) (inclusive in each case all related liabilities with respect thereto), (i) Taxes imposed on its overall income (however denominated), franchise Taxes imposed on it in lieu of income Taxes, and branch profits or similar Taxes, (ii) any withholding or backup withholding Tax that (A) is imposed under a law in effect at the time such Recipient becomes a party hereto or otherwise acquires an interest herein (or in the case of any Lender, designates a new lending office) or (B) is attributable to such Recipient’s failure to comply, or unreasonable delay in complying, with Section 2.11(e), and (iii) any Tax that results from such Recipient’s gross negligence or willful misconduct (all such non-excluded Taxes in respect of payments hereunder or under the Term Notes being hereinafter referred to as “Indemnified Taxes”).

(b)          The Borrower agrees to pay any present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies that arise from any payment made hereunder or under the Term Notes or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Term Notes (hereinafter referred to as “Other Taxes”).

(c)          The Borrower shall indemnify each Lender and the Agent for the full amount of Indemnified Taxes or Other Taxes imposed on or paid by such Lender or the Agent and any penalties, interest and expenses with respect thereto. Payments on this indemnification shall be made within 30 days from the date such Lender or the Agent makes written demand therefor, unless such liability results from, or is with respect to, any Tax with respect to any period prior to the date that is 120 days prior to such claim if such Lender or the Agent knew or could reasonably have been expected to know of the circumstances giving rise to such claim and of the fact that such circumstances would result in the claim, in which case the Borrower shall have no indemnification obligation with respect to such Tax. A certificate of a Lender or the Agent setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Agent, as the case may be, the changes as a result of which such amounts are due and the manner of computing such amounts shall be delivered to the Borrower.

(d)          Within 30 days after the date of any payment of Indemnified Taxes, the Borrower shall furnish to the Agent, at its address referred to on the signature page hereof a copy of a receipt or other reasonably satisfactory document evidencing payment thereof.

(e)          Each Lender or other Recipient, as of the date it becomes a party hereto or acquires an interest hereunder or under the Term Notes, represents to the Borrower and the Agent that it is either (i) a corporation organized under the laws of the United States or any State thereof or (ii) is entitled to complete exemption from United States withholding Tax imposed on or with respect to any payments, including fees, to be made pursuant to this Agreement (x) under an applicable provision of a tax convention to which the United States is a party. (y) because it is acting through a branch, agency or office in the United States and any payment to be received by it hereunder is effectively connected with a trade or business in the United States or (z) under an exemption for portfolio interest under the Code. Each Lender or other Recipient that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) (“Foreign Recipient”) shall submit to the Borrower and the Agent, on or before the day on which such Lender or such Recipient becomes a party thereto, a duly completed and signed copy of either Form W-8BEN or Form W-8ECI of the United States Internal Revenue Service. In the case of a Foreign Lender or Foreign Recipient claiming the benefits of the exemption for portfolio interest under the Code, such Lender or such Recipient must submit to the Borrower and the Agent, on or before the day on which it becomes a party hereto, (i) a certificate, to the effect that such Foreign Lender or Foreign Recipient is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (z) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (ii) duly completed copies of Internal Revenue Service Form W-8BEN. Form W-8BEN shall include the Foreign Lender or Foreign Recipient’s United States taxpayer identification number if required under the current regulations to claim exemption from withholding pursuant to a tax convention. Thereafter and from time to time, each such Lender or other Recipient shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor Forms as shall be adopted from time to time by the relevant United States taxing authorities) and certificates or other applicable forms or documentation (e.g., Internal Revenue Service Form W-8IMY) as may be (i) reasonably requested by the Borrower or the Agent and (ii) required and permitted under then-current United States law or regulations to avoid United States withholding Taxes in respect of all payments to be received by such person hereunder. Each Lender or other Recipient that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent a duly completed and signed certificate on Internal Revenue Service Form W-9 or such substitute form as is reasonably satisfactory to the Borrower and the Agent to the effect that it is such a United States person. If the Borrower shall be required by law or regulation to make any deduction, withholding or backup withholding of any taxes, levies, imposts, duties, fees, liabilities or similar charges of the United States of America, any possession or territory of the United States of America (including the Commonwealth of Puerto Rico) or any area subject to the jurisdiction of the United States of America (“U.S. Taxes”) from any payments to a Lender pursuant to any Loan Document in respect of the Obligations payable to such then or thereafter outstanding, the Borrower shall make such withholdings or deductions and pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

(f)	[Reserved].

(g)          If the Agent, a Lender, or a Recipient determines, in its good faith discretion, that it has received a refund (including by way of offset) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnification payments made, or additional amounts paid, by the Borrower under this Section with respect to Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Agent, such Lender or such Recipient, as the case may be, and without interest (other than any interest paid by the relevant governmental authority with respect to such refund); provided, that the Borrower, upon the request of the Agent, such Lender, or such Recipient agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant governmental authority) to the Agent, such Lender, or such Recipient in the event the Agent, such Lender, or such Recipient is required to repay such refund to such governmental authority. This paragraph shall not be construed to require the Agent, any Lender, or any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other person.

(h)          If the Borrower determines in good faith that a reasonable basis exists for contesting Indemnified Taxes or Other Taxes with respect to which the Borrower has paid an additional or indemnification amount under this Section 2.11, the Agent, the applicable Lender or the applicable Recipient shall cooperate with the Borrower (but shall have no obligation to disclose any confidential information, unless reasonably satisfactory arrangements have been made to preserve the confidential nature of such information) in challenging such Indemnified Taxes or Other Taxes at the Borrower’s expense if requested by the Borrower (it being understood and agreed that none of the Agent, any Lender, or any Recipient shall have any obligation to contest, or any responsibility for contesting, any Indemnified Taxes or Other Taxes).

ARTICLE III

CONDITIONS PRECEDENT

The making of the Term Loans shall be subject to the prior or simultaneous fulfillment of the following conditions:

Section 3.1         Documents. The Agent shall have received the following in sufficient counterparts (except for the Term Notes) for each Lender:

(a)          This Agreement, executed by a duly authorized officer (or officers) of the Borrower and dated on or before the Closing Date.

(b)          A Term Note drawn to the order of each Lender executed by a duly authorized officer (or officers) of the Borrower and dated on or before the Closing Date.

(c)          The Borrower Security Agreement, executed by a duly authorized officer (or officers) of the Borrower and dated on or before the Closing Date.

(d)          The Borrower Pledge Agreement, executed by a duly authorized officer (or officers) of the Borrower and dated on or before the Closing Date.

(e)          The Collateral Assignment of IP, executed by a duly authorized officer (or officers) of the Borrower and dated on or before the Closing Date.

(f)           The Guaranty, executed by a duly authorized officer (or officers) of each Guarantor.

(g)          The Guarantor Security Agreement, executed by a duly authorized officer (or officers) of each Guarantor.

(h)          With respect to each securities account (as such term is defined in Article 8 of the UCC) maintained on behalf of or in the name of the Borrower, a Securities Account Control Agreement (Borrower) with respect to such account executed by a duly authorized officer (or officers) of the Borrower and the securities intermediary (as such term is defined in Article 8 of the UCC) maintaining such account.

(i)           With respect to each securities account (as such term is defined in Article 8 of the UCC) maintained on behalf of or in the name of a Guarantor, a Securities Account Control Agreement (Guarantor) with respect to such account executed by a duly authorized officer (or officers) of the applicable Guarantor and the securities intermediary (as such term is defined in Article 8 of the UCC) maintaining such account.

(j)           the Deposit Account Control Agreement (Borrower), executed by a duly authorized officer (or officers) of the Borrower and Wells Fargo Bank, National Association, respectively.

(k)          With respect to each deposit account (as such term is defined in the Guarantor Security Agreement) maintained on behalf of or in the name of a Guarantor, a Deposit Account Control Agreement (Guarantor) with respect to such account executed by a duly authorized officer (or officers) of the applicable Guarantor and the bank that maintains such account, within thirty (30) days of the Closing Date.

(l)           The Fee Letter, executed by a duly authorized officer (or officers) of the Borrower and dated on or before the Closing Date.

(m)         The Note Purchase Agreement, executed by a duly authorized officer (or officers) of the Borrower and dated on or before the Closing Date.

(n)          The Registration Rights Agreement, executed by a duly authorized officer (or officers) of the Borrower and dated on or before the Closing Date.

(o)          A copy of the corporate resolutions of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which it is a party, the Note Purchase Agreement and all of the transaction contemplated by any of the foregoing, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

(p)          An incumbency certificate showing the names and titles and bearing the signatures of the officers of the Borrower authorized to execute the Loan Documents to which it is a party and to request the Term Loans hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

(q)          A copy of the corporate or company resolutions of each Guarantor authorizing the execution, delivery and performance of the Loan Documents to which such Guarantor is a party and all of the transaction contemplated thereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Guarantor.

(r)           An incumbency certificate showing the names and titles and bearing the signatures of the officers of each Guarantor authorized to execute the Loan Documents, certified as of the Closing Date by the Secretary or an Assistant Secretary of each Guarantor.

(s)           A copy of the Articles of Incorporation (or the equivalent thereof) of the Borrower and each Guarantor, with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its organization as of a date acceptable to the Agent.

(t)           Certificates of good standing for the Borrower and each Guarantor in their respective jurisdictions of organization, each certified by the appropriate governmental officials as of a date acceptable to the Agent.

(u)          A copy of the bylaws of the Borrower, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

(v)          A copy of the bylaws, limited liability company agreement, partnership agreement (or the equivalent thereof) of each Guarantor certified as of the Closing Date by the Secretary or Assistant Secretary of such Guarantor.

(w)         A certificate dated the Closing Date of the chief executive officer or chief financial officer of the Borrower certifying as to (i) the matters set forth in Sections 3.9(a) and (b) below and (ii) the solvency of the Borrower after giving effect to the Term Loan and the SPD Sale.

(x)          Landlord’s waivers and/or bailee’s waivers for locations identified on Schedule 3.1.

(y)          ACORD 25 and ACORD 27 certificates of insurance with respect to each of the businesses and real properties of the Borrower and its Subsidiaries in such amounts and with such carriers as shall be reasonably acceptable to the Agent.

(z)          Results of a recent search of all effective Uniform Commercial Code financing statements and fixture filings which may have been made with respect to any personal or mixed property of the Borrower and the Guarantors, together with copies of all such filings disclosed by such search.

Section 3.2         Opinion. The Borrower shall have requested its counsel to prepare a written opinion, addressed to the Lenders and dated the Closing Date, substantially in the form attached hereto as Exhibit B, and such opinion shall have been delivered to the Agent.

Section 3.3         Compliance. The Borrower shall have performed and complied in all material respects with all agreements, terms and conditions contained in the Loan Documents and the Note Purchase Agreement required to be performed or complied with by the Borrower prior to or simultaneously with the Closing Date.

Section 3.4         Security Documents; Termination of Liens. The Security Documents (or financing statements with respect thereto) shall have been appropriately filed or recorded to the satisfaction of the Agent; any pledged collateral shall promptly (and in no event more than five (5) Business Days) following the Closing Date be delivered to the Agent; any title insurance required by the Agent (with endorsements required by the Agent) shall have been obtained and be satisfactory to the Agent; and the priority and perfection of the Liens created by the Security

Documents shall have been established to the satisfaction of the Agent and its counsel. Each Lien against the Borrower and its Subsidiaries other than those Liens permitted pursuant to Section 6.13 shall have been terminated to the satisfaction of the Agent in its sole discretion.

Section 3.5          Other Matters. All corporate and legal proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Agent, the Lenders and the Agent’s special counsel, and the Agent shall have received all information and copies of all documents, including records of corporate proceedings, as any Lender or such special counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

Section 3.6         Indebtedness under the Existing Loan Agreement. The Agent shall have received evidence reasonably satisfactory to the Agent that all Indebtedness owing under the Existing Loan Agreement has been paid in full and that all liens created thereunder or relating thereto have been terminated as of the Closing Date.

Section 3.7         Fees and Expenses. The Agent shall have received for itself and for the account of the Lenders all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including the reasonable fees and expenses of counsel to the Agent payable pursuant to Section 9.2 and fees owing on the Closing Date pursuant to the Fee Letter.

Section 3.8	SPD Sale

(a)          The Agent shall have received (a) evidence, reasonably satisfactory to the Agent, that the Borrower has completed, or concurrently with the initial credit extension hereunder will complete, the SPD Sale in accordance with the terms of the SPD Sale Documents (without any material amendment thereto or material waiver thereunder unless consented to by the Agent), (b) evidence that the Borrower has received and has available on the Closing Date, as part of the purchase price paid to the Borrower pursuant to the SPD Sale Documents, an amount in cash or Cash Equivalents of not less than $30,000,000 and (c) all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be satisfactory to the Agent), in form and substance satisfactory to the Agent:

i.	Copies of Documents. Copies of the executed SPD Sale Documents, certified by the secretary or assistant secretary (or similar officer) of the Borrower as being true, accurate and complete.
ii.

Closing Certificate and Consents. A certificate executed by an officer of the Borrower on behalf of the Borrower certifying as to the occurrence of the closing of the SPD Sale and that such closing has been consummated in accordance with the terms of the SPD Sale Documents without waiver of any material condition thereof; together with evidence that all necessary governmental, regulatory, creditor, member, partner and other material consents, approvals and exemptions required to be obtained by the Borrower in connection with the SPD Sale have been duly obtained and are in full force and effect.

Section 3.9	Representations; Default; Request

(a)          Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct on and as of the Closing Date, with the same force and effect as if made on such date.

(b)          No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date or will exist after giving effect to the Term Loan made on such date.

(c)          Loan Request. The Agent shall have received the Borrower’s request for the Term Loan as required under Section 2.2.

Section 3.10      Consents. Whitebox and Linden Capital L.P., as holders of a majority of the aggregate principal amount of the Existing Convertible Debentures, shall deliver to the Borrower, and agree not to revoke, executed Letters of Consent, substantially in the form attached hereto as Exhibit D, with respect to a majority of the aggregate principal amount of the Existing Convertible Debentures.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement and to make the Term Loan hereunder, the Borrower represents and warrants to the Lenders:

Section 4.1         Organization, Standing, Etc. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction named in the opening paragraph hereof and has all requisite power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Term Notes and to perform its obligations under the Loan Documents. Each Subsidiary is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted. Each of the Borrower and the Subsidiaries (a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not constitute a Material Adverse Occurrence and (b) is duly qualified and in good standing as a foreign corporation (or other organization) in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude the Borrower or such Subsidiary from enforcing its rights with respect to any assets or expose the Borrower to any Material Adverse Occurrence.

Section 4.2         Authorization and Validity. The execution, delivery and performance by the Borrower of the Loan Documents and each Subsidiary of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action by the Borrower or such Subsidiary. This Agreement constitutes, and the Term Notes, the other Loan Documents to which it is a party and the Note Purchase Agreement, when executed, will constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies. The Loan Documents to which any Subsidiary is a party, when executed, will constitute the legal, valid and binding obligations of such Subsidiary, enforceable against such Subsidiary in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and subject to limitations on the availability of equitable remedies.

Section 4.3         No Conflict; No Default. The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provision of the Articles of Incorporation or bylaws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. The execution, delivery and performance by each Subsidiary of the Loan Documents to which it is a party will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to such Subsidiary, (b) violate or contravene any provision of the organizational documents of such Subsidiary, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which such Subsidiary is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. Except as set forth in Schedule 4.3, neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could reasonably be expected to constitute a Material Adverse Occurrence.

Section 4.4         Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents, except for any necessary filing or recordation of or with respect to any of the Security Documents. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of any Subsidiary to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents to which it is a party, except for any necessary filing or recordation of or with respect to any of the Security Documents.

Section 4.5         Litigation. Except as set forth on Schedule 4.5 hereto, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower or any Subsidiary, would constitute a Material Adverse Occurrence, and there are no unsatisfied judgments against the Borrower or Subsidiary, the satisfaction or payment of which would constitute a Material Adverse Occurrence.

Section 4.6         Environmental, Health and Safety Laws. There does not exist any violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which has, will or threatens to impose, a material liability on the Borrower or a Subsidiary or which has required or would require a material expenditure by the Borrower or a Subsidiary to cure. Neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which non compliance or remedial action could reasonably be expected to constitute a Material Adverse Occurrence. Except as set out on Schedule 4.6 attached hereto, the Borrower does not have knowledge that it or its property or any Subsidiary or the property of any Subsidiary will become subject to environmental laws or regulations during the term of this Agreement, compliance with which could reasonably be expected to require Capital Expenditures which would constitute a Material Adverse Occurrence.

Section 4.7         ERISA. Each Plan is in substantial compliance with all applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would reasonably be expected to result in the institution of proceedings to terminate any Plan under Section 4042 of ERISA. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Lenders) of such Plan’s projected benefit obligations did not exceed the fair market value of such Plan’s assets.

Section 4.8        Title to Property; Leases; Liens; Subordination. Each of the Borrower and the Subsidiaries has (a) good and marketable title to its real properties and (b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, its other material properties, including all real properties, other properties and assets, referred to as owned by the Borrower and its Subsidiaries in the most recent financial statement referred to in Section 5.1 (other than property disposed of since the date of such financial statements in the ordinary course of business). Except as set forth on Schedule 4.8, there are no actual, threatened or alleged defaults with respect to any leases of real property under which any Borrower or any of its Subsidiaries is lessee or lessor which could reasonably be expected to result in a Material Adverse Occurrence. None of such properties is subject to a Lien, except as allowed under

Section 6.13. The Borrower has not subordinated any of its rights under any obligation owing to it to the rights of any other person.

Section 4.9        Taxes. Except as set forth in Schedule 4.9 hereto, each of the Borrower and the Subsidiaries has filed all material federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate and the Borrower knows of no proposed material tax assessment against it or any Subsidiary or any basis therefor.

Section 4.10      Trademarks, Patents. Each of the Borrower and the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

Section 4.11      Burdensome Restrictions. Except as set forth on Schedule 4.11, neither the Borrower nor any Subsidiary is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would foreseeably constitute a Material Adverse Occurrence.

Section 4.12      Force Majeure. Since the date of this Agreement, the business, properties and other assets of the Borrower and the Subsidiaries have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God.

Section 4.13      No Investment Company or Margin Stock. The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not engaged principally, or as one of its important activities, directly or indirectly, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of the Term Loan will be used to purchase or carry margin stock or will be made available in any manner to any other Person to enable or assist such Person in purchasing or carrying margin stock. Terms for which meanings are provided in Regulation U of the Board of Governors of the Federal Reserve System or any regulations substituted therefor, as from time to time in effect, are used in this paragraph with such meanings.

Section 4.14      Retirement Benefits. Except as required under Section 4980B of the Code, Section 601 of ERISA or applicable state law, the Borrower is not obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

Section 4.15      Full Disclosure. Subject to the following sentence, no certificate, written statement, exhibit or report furnished by or on behalf of the Borrower in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of the Borrower to the Lenders consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of the Borrower, and the Borrower has no reason to believe that such projections or forecasts are not reasonable.

Section 4.16      Subsidiaries. Schedule 4.16 sets forth as of the date of this Agreement a list of all Subsidiaries and the number and percentage of the shares of each class of Equity Interests owned beneficially or of record by the Borrower or any Subsidiary therein, and the jurisdiction of incorporation of each Subsidiary. As of the Closing Date, the Borrower and the Guarantors collectively own at least 95% of the total assets, whether tangible or intangible, of the Borrower and all Subsidiaries taken as a whole.

Section 4.17      Labor Matters. There are no pending or threatened strikes, lockouts or slowdowns against the Borrower or any Subsidiary. Neither the Borrower nor any Subsidiary has been or is in violation in any material respect of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All material payments due from the Borrower or any Subsidiary on account of wages and employee health and welfare insurance and other benefits (in each case, except for de minimus amounts), have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the transactions contemplated under the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

Section 4.18      Solvency. After the making of any Loan and after giving effect thereto, (a) the fair value of the assets of the Borrower, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is proposed to be conducted following the Closing Date.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Term Notes and all of the other Obligations have been paid in full, unless the Required Lenders shall otherwise consent in writing:

Section 5.1         Financial Statements and Reports. The Borrower will furnish to the Lenders:

(a)          On December 31, 2009 (and as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower thereafter), the consolidated financial statements of the Borrower and the Subsidiaries consisting of at least statements of income, cash flow and changes in stockholders’ equity for such year, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous fiscal year, and the report, without qualification, of BDO Seidman LLP or other independent certified public accountants of recognized national standing selected by the Borrower, together with any management letters, management reports or other supplementary comments or reports to the Borrower or its board of directors furnished by such accountants.

(b)          As soon as available and in any event within 45 days after the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2009, unaudited consolidated statements of income, cash flow and changes in stockholders’ equity for the Borrower and the Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of the Borrower as at the end of such quarter, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Borrower stating that such financial statements present fairly the financial condition of the Borrower and the Subsidiaries and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year end audit adjustments as to the interim statements).

(c)          Promptly upon any officer of the Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action Borrower proposes to take with respect thereto.

(d)          Promptly upon any officer of the Borrower becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

(e)          Promptly upon any officer of the Borrower becoming aware of any matter that has resulted or is reasonably likely to result in a Material Adverse Occurrence, a notice from the Borrower describing the nature thereof and what action Borrower proposes to take with respect thereto.

(f)           Promptly upon any officer of the Borrower becoming aware of (i) the commencement of any action, suit, investigation, proceeding or arbitration before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting the Borrower or any Subsidiary or any property of such Person, or to which the Borrower or any Subsidiary is a party (other than litigation where the insurance insures against the damages claimed and the insurer has assumed defense of the litigation without reservation) which is reasonably likely to constitute a Material Adverse Occurrence; or (ii) any adverse development which occurs in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower or any

Subsidiary which is reasonably likely to constitute a Material Adverse Occurrence, a notice from the Borrower describing the nature and status thereof and what action the Borrower proposes to take with respect thereto.

(g)          Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower’s shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

(h)          From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as any Lender may reasonably request.

Section 5.2         Existence. The Borrower will maintain, and cause each Subsidiary to maintain, its corporate existence in good standing under the laws of its jurisdiction of organization and its qualification to transact business in each jurisdiction where failure so to qualify would preclude the Borrower or such Subsidiary from enforcing its rights with respect to any material asset or would expose the Borrower or such Subsidiary to any material liability; provided, however, that nothing herein shall prohibit the merger or liquidation of any Subsidiary allowed under Section 6.1.

Section 5.3         Insurance. The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.

Section 5.4         Payment of Taxes and Claims. The Borrower shall file, and cause each Subsidiary to file, all material tax returns and reports which are required by law to be filed by it and will pay, and cause each Subsidiary to pay, before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided, that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower’s or such Subsidiary’s title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on Borrower’s or such Subsidiary’s books in accordance with GAAP.

Section 5.5         Inspection. The Borrower shall permit the Agent (or any Person designed by the Agent that is not a Competitor) to visit and inspect any of the properties, books and financial records of the Borrower and the Subsidiaries to examine and to make copies of the books of accounts and other financial records of the Borrower and the Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at reasonable times during the Borrower’s normal business hours, provided, that, (a) if no Default or Event of Default has occurred and is continuing, the Agent shall not exercise such rights more than one (1) time during any calendar year and (b) upon and during the continuation of a Default or Event of Default, the Agent may exercise such rights as many times as the Agent deems necessary, in its sole discretion, to protect the rights, interests and liens of the Agent and the Lenders under the Loan Documents.

Section 5.6        Maintenance of Properties. The Borrower will maintain, and cause each Subsidiary to maintain, its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

Section 5.7         Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

Section 5.8         Compliance. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not constitute a Material Adverse Occurrence and the Borrower or such Subsidiary is acting in good faith and with reasonable dispatch to cure such noncompliance.

Section 5.9         ERISA. The Borrower will maintain, and cause each Subsidiary to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not, and will not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $50,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $50,000 or (c) fail to make any payments in an aggregate amount exceeding $50,000 to any Multiemployer Plan that the Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

Section 5.10      Environmental Matters; Reporting. The Borrower will observe and comply with, and cause each Subsidiary to observe and comply with, all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non compliance could result in a material liability or otherwise constitute a Material Adverse Occurrence. The Borrower will give the Agent prompt written notice of any violation as to any environmental matter by the Borrower or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower or such Subsidiary, or (b) which will or threatens to impose a material liability on the Borrower or such Subsidiary to any Person or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation.

Section 5.11      Further Assurances. The Borrower shall promptly correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof. Promptly upon request by the Agent or the Required Lenders, the Borrower also shall, and shall cause each Subsidiary to do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Agent or the Required Lenders may reasonably require from time to time in order: (a) to carry out more effectively the purposes of the Loan Documents; (b) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Loan Documents including, without limitation, the delivery of a landlord waiver from any landlord required by the Agent or the Required Lenders; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Lenders the rights granted now or hereafter intended to be granted to the Lenders under any Loan Document or under any other instrument executed in connection with any Loan Document or that the Borrower may be or become bound to convey, mortgage or assign to the Agent for the benefit of the Lenders in order to carry out the intention or facilitate the performance of the provisions of any Loan Document. The Borrower shall furnish to the Lenders evidence satisfactory to the Required Lenders of every such recording, filing or registration. In addition, at any time upon the Agent’s request, the Borrower shall, and shall cause each Guarantor to, execute and deliver any additional security agreements, pledge agreements, collateral assignments or any other documents, instruments or agreements the Agent reasonably deems necessary to create, ensure, perfect or to give the Agent priority in any intellectual property, including without limitation any patent registrations, trademarks, domain names, trade names, copyright registrations or any equivalent thereof.

Section 5.12      Compliance with Terms of Material Contracts. The Borrower shall, and shall cause each Subsidiary to, make all payments and otherwise perform all obligations in respect of all material contracts to which the Borrower or any Subsidiary is a party.

ARTICLE VI

NEGATIVE COVENANTS

Until the earlier of (i) the Term Notes and all of the other Obligations have been paid in full or (ii) the issuance of the Convertible Notes pursuant to the Note Purchase Agreement in an aggregate principal amount greater than or equal to $15,000,000, unless Required Lenders shall otherwise consent in writing:

Section 6.1        Merger. The Borrower will not merge or consolidate or enter into any analogous reorganization or transaction with any Person or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) nor permit any Subsidiary to do any of the foregoing

(each a “Merger Transaction”); provided, however, that so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, and the Obligations have not been accelerated pursuant to Section 7.2, any Subsidiary may be merged with or liquidated into the Borrower or any Guarantor if the Borrower or such Guarantor is the surviving corporation or concurrently with the effectiveness of such Merger Transaction the continuing or surviving Person shall expressly assume the obligations of such Borrower or such Guarantor under the Loan Documents in a manner acceptable to the Agent in its sole discretion and, provided, further, that, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, and the Obligations have not been accelerated pursuant to Section 7.2, (A) the Borrower may merge with another Person so long as (aa) the Borrower is the surviving entity or concurrently with the effectiveness of such Merger Transaction the continuing or surviving Person expressly assumes the obligations of such Borrower under the Loan Documents in a manner acceptable to the Agent in its sole discretion and (bb) no Cash or Cash Equivalents are exchanged by the Borrower as consideration for the Merger Transaction, (B) if the VWAP is less than or equal to 150% of the Initial VWAP but greater than 50% of the Initial VWAP, the Borrower may merge with another Person in exchange for Cash or Cash Equivalents (each a “Cash Merger”) so long as (aa) the Borrower is the surviving entity or concurrently with the effectiveness of such Merger Transaction the continuing or surviving Person expressly assumes the obligations of such Borrower under the Loan Documents in a manner acceptable to the Agent in its sole discretion and (bb) the aggregate value of all such Cash Mergers does not exceed $25,000,000 and (C) if the VWAP is greater than 150% of the Initial VWAP, the Borrower may merge with another Person so long as the Borrower is the surviving entity or concurrently with the effectiveness of such Merger Transaction the continuing or surviving Person expressly assumes the obligations of such Borrower under the Loan Documents in a manner acceptable to the Agent in its sole discretion.

Section 6.2         Disposition of Assets. The Borrower will not, nor will permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions), including without limitation any transfer by the Borrower to a Subsidiary (other than a Guarantor) or a Subsidiary to any other Subsidiary (other than a Guarantor), any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except that, so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, and the Obligations have not been accelerated pursuant to Section 7.2, any of the following transactions are expressly permitted hereunder:

(a)          dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

(b)          the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the Net Asset Sale Proceeds of such sale are applied with reasonable promptness (and in no event more than sixty (60) days after such sale of equipment) to the purchase price of such replacement equipment;

(c)          other dispositions of property during the term of this Agreement whose net book value in the aggregate does not exceed 5% of the Borrower’s total consolidated assets as shown on its balance sheet for its most recent prior fiscal quarter;

(d)          any Asset Sale for which the Net Asset Sale Proceeds of such Asset Sale are (i) retained as cash or Cash Equivalents or (ii) used within 365 days of the receipt of such Net Asset Sale Proceeds (i) to pay for any Permitted Acquisitions, (ii) to purchase tangible assets or any information systems or (iii) for working capital or research and development purposes, provided, that, the aggregate fair market value of all property disposed of pursuant to this Section 6.2(d) during the term of this Agreement may not exceed $20,000,000;

(e)          other Asset Sales in addition to those allowed pursuant to Section 6.2(d) above, provided, that: (a) if VWAP at the time of such Asset Sale is greater than or equal to 150% of the Initial VWAP, the Borrower shall not be required to prepay the Term Loans from the Net Asset Sale Proceeds of the Asset Sale so long as the Net Asset Sale Proceeds of such Asset Sale are (i) retained as cash or Cash Equivalents or (ii) used within 365 days of the receipt of such Net Asset Sale Proceeds (i) to pay for any Permitted Acquisitions, (ii) to purchase tangible assets or any information systems or (iii) for working capital or research and development purposes, (b) the VWAP at the time of such Asset Sale is less than 150% of the Initial VWAP but greater than or equal to the Initial VWAP, the Borrower shall be required to prepay the Term Loans with at least 50% of the Net Asset Sale Proceeds of the Asset Sale within five (5) Business Days of the effectiveness of such Asset Sale and (c) the VWAP at the time of such Asset Sale is less than the Initial VWAP, the Borrower shall be required to prepay the Term Loans with 100% of the Net Asset Sale Proceeds of the Asset Sale within five (5) Business Days of the effectiveness of such Asset Sale; and

(f)	the disposition of any of the property described on Schedule 6.2 hereto.

Section 6.3         Plans. The Borrower will not permit, nor will allow any Subsidiary to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of the Borrower or any Subsidiary; and the Borrower will not permit, as of the most recent valuation date for any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Lenders) of such Plan’s projected benefit obligations to exceed the fair market value of such Plan’s assets.

Section 6.4         Change in Nature of Business. The Borrower will not, nor will permit any Subsidiary to, make any material change in the nature of the business of the Borrower or such Subsidiary, as carried on at the date hereof, except as otherwise permitted by this Agreement.

Section 6.5	Subsidiaries. After the Closing Date:

(a)            the Borrower will not, and will not permit any Subsidiary to, form or acquire any corporation which would thereby become a Subsidiary (a “New Subsidiary”)

unless such New Subsidiary, as the case may be, simultaneously executes and delivers to the Agent (a) a Joinder Agreement in the form of Exhibit A to the Guaranty, (b) a Joinder Agreement in the form of Exhibit A to the Guarantor Security Agreement and (c) any additional documents, instruments, agreements, resolutions or organizational documents reasonably requested by the Agent to ensure that it obtains an enforceable, first priority security interest in all of the Collateral (as such term is defined in the Guarantor Security Agreement) in which such New Subsidiary possesses rights.

(b)          the Borrower will not permit the Subsidiaries (excluding the Guarantors) to own, at any given time, in the aggregate, more than 5% of the total assets (whether tangible or intangible) of the Group (any such ownership amount greater than 5% of the total assets of the Group constituting the “Excess Amount”), unless (a) one or more of such Subsidiaries (other than the Guarantors) owning assets in an amount at least equal to the Excess Amount, simultaneously execute and deliver to the Agent (i) a Joinder Agreement in the form of Exhibit A to the Guaranty, (ii) a Joinder Agreement in the form of Exhibit A to the Guarantor Security Agreement and (iii) any additional documents, instruments, agreements, resolutions or organizational documents reasonably requested by the Agent to ensure that it obtains an enforceable, first priority security interest in all of the Collateral (as such term is defined in the Guarantor Security Agreement) in which such Subsidiary or Subsidiaries, as the case may be, possess rights and, (b) at the time of each such joinder by a Subsidiary, no Default or Event of Default would result therefrom.

Section 6.6         Negative Pledges; Subsidiary Restrictions. Except as permitted by Sections 6.12(c) and (d), the Borrower will not, nor will permit any Subsidiary to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Lenders which would (i) prohibit the Borrower or such Subsidiary from granting, or otherwise limit the ability of the Borrower or such Subsidiary to grant, to the Lenders any Lien on any assets or properties of the Borrower or such Subsidiary, or (ii) require the Borrower or such Subsidiary to grant a Lien to any other Person if the Borrower or such Subsidiary grants any Lien to the Lenders. The Borrower will not permit any Subsidiary to place or allow any restriction, directly or indirectly, on the ability of such Subsidiary to (a) pay dividends or any distributions on or with respect to such Subsidiary’s capital stock or (b) make loans or other cash payments to the Borrower.

Section 6.7         Restricted Payments. The Borrower will not make any Restricted Payments; provided that so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, and the Obligations have not been accelerated pursuant to Section 7.2:

(a)          the Borrower may make Restricted Payments in an aggregate amount not to exceed $250,000 in any fiscal year;

(b)          to the extent constituting Restricted Payments, the Borrower and its Subsidiaries may enter into transactions and make payments expressly permitted by the terms of any Loan Document; and

(c)          the Borrower or its Subsidiaries may repurchase or redeem Equity Interests upon exercise of stock options or warrants to the extent such Equity Interests constitute a portion of the exercise price of such options or warrants.

Section 6.8        Transactions with Affiliates. The Borrower will not, nor will permit any Subsidiary to, enter into any transaction with any Affiliate of the Borrower, except upon fair and reasonable terms no less favorable than the Borrower, or such Subsidiary, would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 6.9         Accounting Changes. The Borrower will not, nor will permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or the fiscal year of any Subsidiary.

Section 6.10      Subordinated Debt. The Borrower will not, nor will permit any Subsidiary to, (a) make any scheduled payment of the principal of or interest on any Subordinated Debt which would be prohibited by the terms of such Subordinated Debt and any related subordination agreement; (b) directly or indirectly make any prepayment on or purchase, redeem or defease any Subordinated Debt or offer to do so (whether such prepayment, purchase or redemption, or offer with respect thereto, is voluntary or mandatory) except as required by the terms of such Subordinated Debt; (c) amend or cancel the subordination provisions applicable to any Subordinated Debt; (d) take or omit to take any action if as a result of such action or omission the subordination of such Subordinated Debt, or any part thereof, to the Obligations might be terminated, impaired or adversely affected; or (e) omit to give the Agent prompt notice of any notice received from any holder of Subordinated Debt, or any trustee therefor, of any default under any agreement or instrument relating to any Subordinated Debt by reason whereof such Subordinated Debt might become or be declared to be due or payable.

Section 6.11      Investments. The Borrower will not, nor will it permit any Subsidiary to, acquire for value, make, have or hold any Investments, except:

(a)          Investments existing on the date of this Agreement and disclosed on Schedule 6.11 hereto;

(b)	Permitted Acquisitions;

(c)          travel and other expense advances to management personnel and employees in the ordinary course of business;

(d)          Investments in readily marketable direct obligations issued or guaranteed by the United States or any agency thereof and supported by the full faith and credit of the United States;

(e)          certificates of deposit or bankers’ acceptances issued by any commercial bank organized under the laws of the United States or any State thereof which has (i) combined capital and surplus of at least $100,000,000, and (ii) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to the Agent;

(f)           commercial paper given the highest rating by a nationally recognized rating service;

(g)          repurchase agreements relating to securities issued or guaranteed as to principal and interest by the United States of America with a term of not more than seven (7) days; provided, that all such agreement shall require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

(h)          other readily marketable Investments in debt securities which are reasonably acceptable to the Required Lenders;

(i)           Investments by the Borrower in any Guarantor and by any Guarantor in any other Guarantor;

(j)           so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, and the Obligations have not been accelerated pursuant to Section 7.2, other Investments not exceeding an aggregate amount of $250,000 at any time;

(k)          so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, and the Obligations have not been accelerated pursuant to Section 7.2, other Investments in joint ventures not exceeding an aggregate amount of $20,000,000; and

(l)           so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, and the Obligations have not been accelerated pursuant to Section 7.2, in addition to the Investments permitted by subsection (k) above, other Investments in joint ventures not exceeding an aggregate amount of $20,000,000, if, at the time of such Investements, VWAP is greater than or equal to 150% of the Initial VWAP.

Any Investments under clauses (c), (d), (e) or (f) above must mature within one year of the acquisition thereof by either Borrower or any Subsidiary.

Section 6.12      Indebtedness. The Borrower will not, nor will permit any Subsidiary to, incur, create, issue, assume or suffer to exist any Indebtedness, except:

(a)	The Obligations;

(b)          Indebtedness existing on the date of this Agreement and disclosed on Schedule 6.12 hereto, but not including any extension or refinancing thereof;

(c)          The Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capitalized Leases and purchase money obligations in an aggregate amount not greater than $5,000,000 at any one time and any Permitted Refinancing thereof;

(d)          The Borrower or any of its Subsidiaries may become and remain liable with respect to Indebtedness of any Person assumed (or Indebtedness in respect of assets acquired) in connection with a Permitted Acquisition and a Person that becomes a direct or indirect Subsidiary of the Borrower as a result of a Permitted Acquisition may remain liable with respect to Indebtedness existing on the date of such acquisition; provided, that, such Indebtedness is not created in anticipation of such acquisition; and provided, further that the aggregate amount of such Indebtedness with respect to all Permitted Acquisitions, together with any Permitted Refinancing thereof, shall not exceed $5,000,000 at any time;

(e)          The Borrower or any of its Subsidiaries may become and remain liable with respect to unsecured Subordinated Debt, on subordination terms reasonably satisfactory to the Agent, incurred for the purpose of financing any Permitted Acquisition, or any other purpose approved by Agent, in a principal amount not to exceed $20,000,000 in the aggregate;

(f)           Indebtedness representing deferred compensation to employees of the Borrower or any of its Subsidiaries incurred in the ordinary course of business or in connection with any Permitted Acquisition;

(g)          Cash management obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts, provided that such obligations and other Indebtedness shall not exceed $500,000 in the aggregate at any time;

(h)          Indebtedness consisting of the financing of insurance premiums, so long as the aggregate amount payable pursuant to such Indebtedness does not materially exceed the amount of the premium for such insurance;

(i)           Other Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding provided that the VWAP at the time of the incurrence of such Indebtedness is greater than or equal to 150% of the Initial VWAP;

(j)           Indebtedness (other than for borrowed money or with respect to Capitalized Leases or purchase money obligations) secured by Liens permitted under Section 6.13 hereof; and

(k)          all premiums (if any), interest, fees, expenses and charges on obligations described in clauses (a) through (j).

Section 6.13      Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by the Borrower or a Subsidiary, except:

(a)          Liens granted to the Agent and the Lenders under the Security Documents to secure the Obligations.

(b)          Liens existing on the date of this Agreement and disclosed on Schedule 6.13 hereto.

(c)          Deposits or pledges to secure payment of workers’ compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower or a Subsidiary.

(d)          Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

(e)          Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

(f)           Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

(g)          Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, that (i) such deposit account is not a dedicated cash collateral account and is not subject to restriction against access by the Borrower or a Subsidiary in excess of those set forth by regulations promulgated by the Board, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution.

(h)          Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord’s Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower or a Subsidiary.

(i)           The interest of any lessor under any Capitalized Lease entered into after the Closing Date or purchase money Liens on property acquired after the Closing Date; provided, that (i) the Indebtedness secured thereby is otherwise permitted by this Agreement and (ii) such Liens are limited to the property acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such property.

(j)           Liens incurred in connection with the grant of cash or Cash Equivalents collateral in an aggregate amount not exceeding $5,000,000 at any time by the Borrower to secure the issuance of letters of credit.

Section 6.14      Contingent Liabilities. The Borrower will not, nor will permit any Subsidiary to, be or become liable on any Contingent Obligations except Contingent Obligations existing on the date of this Agreement and described on Schedule 6.14 and Contingent Obligations for the benefit of the Lenders.

Section 6.15      Loan Proceeds. The Borrower will not, nor will permit any Subsidiary to, use any part of the proceeds of any Term Loan directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations U or X of the Board.

Section 6.16      Sale and Leaseback Transactions. The Borrower will not, nor will permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, and thereafter lease such property for the same or a substantially similar purpose or purposes as the property sold or transferred.

Section 6.17      Hedging Agreements. The Borrower will not, nor will permit any Subsidiary to, enter into any hedging arrangements, other than (a) any Rate Protection Agreements or (b) any hedging arrangements entered into in the ordinary course of business for the purpose of hedging against risk related to fluctuations in interest rates or currency values and not for speculative purposes.

ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES

Section 7.1         Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

(a)          The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on any Term Note or any other Obligation required to be made to the Agent or any Lender pursuant to this Agreement.

(b)          Any representation or warranty made by or on behalf of the Borrower or any Subsidiary in this Agreement or any other Loan Document or by or on behalf of the Borrower or any Subsidiary in any certificate, statement, report or document herewith or hereafter furnished to any Lender or the Agent pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

(c)          The Borrower shall fail to comply with Sections 5.2 or 5.3 hereof or any Section of Article VI hereof.

(d)          The Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than Sections 5.1(a) and (b) and those hereinabove set forth in this Section 7.1) and (i) if the Borrower provides prompt (and in any event not more than five (5) days) written notice of such failure to comply, such failure to comply shall continue for 30 calendar days after the date on which the Borrower receives notice from the Agent notifying the Borrower of such failure or (ii) if the Borrower fails to provide prompt (and in any event not more than five (5) days) written notice of such failure to comply, such failure to comply shall continue for 30 calendar days after the date on which the Borrower knew or should have known of such failure to comply and the Agent provides notice to the Borrower of such failure.

(e)          The Borrower, any material Subsidiary or any Guarantor shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or such material Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or a material Subsidiary or for a substantial part of the property thereof and shall not be discharged within 60 days, or the Borrower or any material Subsidiary shall make an assignment for the benefit of creditors.

(f)           Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower, any Subsidiary or any Guarantor, and, if instituted against the Borrower, any Subsidiary or any Guarantor, shall have been consented to or acquiesced in by the Borrower or such Subsidiary, or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Borrower or such Subsidiary.

(g)          Any dissolution or liquidation proceeding not permitted by Section 6.1 shall be instituted by or against the Borrower, any material Subsidiary or any Guarantor, and, if instituted against the Borrower, any material Subsidiary or any Guarantor, shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall remain for 60 days undismissed.

(h)          A judgment or judgments for the payment of money in excess of the sum of $1,000,000 in the aggregate shall be rendered against the Borrower or a Subsidiary and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 60 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

(i)           The maturity of any material Indebtedness of the Borrower (other than Indebtedness under this Agreement) or a Subsidiary shall be accelerated, or the Borrower or a Subsidiary shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period). For purposes of this Section, Indebtedness of the Borrower or a Subsidiary shall be deemed “material” if it exceeds $1,000,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this Section 7.1 has occurred.

(j)           Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 60 days after the issuance thereof.

(k)          Any Security Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by the Borrower or any Guarantor, or the Agent or the Lenders shall cease to have a valid and perfected security interest having the priority contemplated thereunder in all of the collateral described therein, other than by action or inaction of the Agent or the Lenders if (i) the aggregate value of the collateral affected by any of the foregoing exceeds $500,000 and (ii) any of the foregoing shall remain unremedied for ten days or more after receipt of notice thereof by the Borrower from the Agent.

(l)	Any Change of Control shall occur.

(m)         Any Guarantor shall repudiate or purport to revoke its Guaranty, or the Guaranty for any reason shall cease to be in full force and effect as to any Guarantor or shall be judicially declared null and void as to any Guarantor.

(n)          The Borrower shall fail to deliver the items required by Section 5.1(a) and Section 5.1(b) on or before December 31, 2010.

Section 7.2         Remedies. If (a) any Event of Default described in Sections 7.1(e), (f) or (g) shall occur with respect to the Borrower, the Term Notes and all other Obligations shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then, upon receipt by the Agent of a request in writing from the Required Lenders, the Agent shall declare the outstanding unpaid principal balance of the Term Notes, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Term Notes, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Term Notes to the contrary notwithstanding. Upon the occurrence of any of the events described in clause (a) of the preceding sentence, or upon the occurrence of any of the events described in clause (b) of the preceding sentence when so requested by the Required Lenders, the Agent may exercise all rights and remedies under any of the Loan Documents, and enforce all rights and remedies under any applicable law.

Section 7.3         Deposit Accounts; Offset. In addition to the remedies set forth in Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes each Lender to set off any Obligations owed to such Lender with, and any and all claims of the Borrower against, such Lender. Such right shall exist whether or not such Lender shall have made any demand hereunder or under any other Loan Document, whether or not the Obligations, or any part thereof, is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to such Lender or the Lenders. Each Lender agrees that, as promptly as is reasonably possible after the exercise of any such setoff or enforcement right, it shall notify the Borrower of its exercise of such setoff or enforcement right; provided, however, that the failure of any Lender to provide such notice shall not affect the validity of the exercise of such setoff or enforcement rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on any Lender to all rights of banker’s Lien, setoff and counterclaim available pursuant to law.

ARTICLE VIII

THE AGENT

The following provisions shall govern the relationship of the Agent with the Lenders.

Section 8.1         Appointment and Authorization. Each Lender appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such respective powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its own gross negligence or willful misconduct. The Agent shall act as an independent contractor in performing its obligations as Agent hereunder. The duties of the Agent shall be mechanical and administrative in nature, and nothing herein contained shall be deemed to create any fiduciary relationship among or between the Agent, the Borrower or the Lenders.

Section 8.2         Note Holders. The Agent may treat the payee of any Term Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to the Agent.

Section 8.3         Consultation With Counsel. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

Section 8.4         Loan Documents. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties in any Loan Document or be under a duty to examine or pass upon the validity, effectiveness, genuineness or value of any of the Loan Documents or any other instrument or document furnished pursuant thereto, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

Section 8.5         Whitebox and Affiliates. With respect to its Term Loan Commitment and the Term Loan made by it, Whitebox shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent consistent with the terms thereof, and Whitebox and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower as if it were not the Agent.

Section 8.6         Action by Agent. Except as may otherwise be expressly stated in this Agreement, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, the Loan Documents. The Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all holders of Term Notes; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to the Loan Documents or applicable law. The Agent shall incur no liability under or in respect of any of the Loan Documents by acting upon any notice, consent, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties and to be consistent with the terms of this Agreement.

Section 8.7         Credit Analysis. Each Lender has made, and shall continue to make, its own independent investigation or evaluation of the operations, business, property and condition, financial and otherwise, of the Borrower in connection with entering into this Agreement and has made its own appraisal of the creditworthiness of the Borrower. Except as explicitly provided herein, the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect to such operations, business, property, condition or creditworthiness, whether such information comes into its possession on or before the first Event of Default or at any time thereafter.

Section 8.8         Notices of Event of Default, Etc. In the event that the Agent shall have acquired actual knowledge of any Event of Default or Default, the Agent shall promptly give notice thereof to the Lenders. The Agent shall not be deemed to have knowledge or notice of any Default or Event of Default, except with respect to actual defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “Notice of Default”.

Section 8.9         Indemnification. Each Lender agrees to indemnify the Agent, as Agent (to the extent not reimbursed by the Borrower), ratably according to such Lender’s Term Loan Percentage from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on or incurred by the Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Agent under the Loan Documents, provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct. No payment by any Lender under this Section shall relieve the Borrower of any of its obligations under this Agreement.

Section 8.10      Payments and Collections. All funds received by the Agent in respect of any payments made by the Borrower on the Term Notes shall be distributed forthwith by the Agent among the Lenders, in like currency and funds as received, ratably according to each Lender’s Term Loan Percentage. After any Event of Default has occurred, all funds received by the Agent, whether as payments by the Borrower or as realization on collateral or on any guaranties, shall (except as may otherwise be required by law) be distributed by the Agent in the following order: (a) first to the Agent or any Lender that has incurred unreimbursed costs of collection with respect to any Obligations hereunder, ratably to the Agent and each Lender in the proportion that the costs incurred by the Agent or such Lender bear to the total of all such costs incurred by the Agent and all Lenders; (b) next to the Agent for the account of the Lenders (in accordance with their respective Term Loan Percentages) for application on the Term Notes; and (c) last to the Agent for the account of the Lenders (in accordance with their respective Term Loan Percentages) for any unpaid fees or other Obligations owing by the Borrower hereunder.

Section 8.11      Sharing of Payments. If any Lender shall receive and retain any payment, voluntary or involuntary, whether by setoff, application of deposit balance or security, or otherwise, in respect of Indebtedness under this Agreement or the Term Notes in excess of such Lender’s share thereof as determined under this Agreement, then such Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the Term Notes held by such other Lenders as shall be necessary to cause such excess payment to be shared ratably as aforesaid with such other Lenders; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Subject to the participation purchase obligation above, each Lender agrees to exercise any and all rights of setoff, counterclaim or banker’s lien first fully against any Term Notes and participations therein held by such Lender, next to any other Indebtedness of the Borrower to such Lender arising under or pursuant to this Agreement and to any participations held by such Lender in Indebtedness of the Borrower arising under or pursuant to this Agreement, and only then to any other Indebtedness of the Borrower to such Lender.

Section 8.12      Advice to Lenders. The Agent shall forward to the Lenders copies of all notices, financial reports and other communications received hereunder from the Borrower by it as Agent, excluding, however, notices, reports and communications which by the terms hereof are to be furnished by the Borrower directly to each Lender.

Section 8.13	Defaulting Lender.

(a)          Remedies Against a Defaulting Lender. In addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or applicable law, if at any time a Lender is a Defaulting Lender such Defaulting Lender’s right to participate in the administration of the Term Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Required Lenders, shall be suspended while such Lender remains a Defaulting Lender. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the overnight Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document until such defaulted payment and related interest has been paid in full and such default no longer exists and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender’s Term Loan shall not be paid to such Defaulting Lender and shall be held uninvested by the Agent and either applied against the purchase price of such

Loan under the following subsection (b) or paid to such Defaulting Lender upon the default of such Defaulting Lender being cured.

(b)          Purchase from Defaulting Lender. Any Lender that is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender’s Term Loan Commitment. If more than one Lender exercises such right, each such Lender shall have the right to acquire such proportion of such Defaulting Lender’s Commitment on a pro rata basis. Upon any such purchase, the Defaulting Lender’s interest in its Term Loan and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof subject to and in accordance with the requirements set forth in Section 9.5, including an Assignment in form acceptable to the Agent. The purchase price for the Term Loan Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loan outstanding and owed by the Borrower to the Defaulting Lender. The purchaser shall pay to the Defaulting Lender in Immediately Available Funds on the date of such purchase the principal of and accrued and unpaid interest and fees on the Loan made by such Defaulting Lender hereunder (it being understood that such accrued and unpaid interest and fees may be paid pro rata to the purchasing Lender and the Defaulting Lender by the Agent at a subsequent date upon receipt of payment of such amounts from the Borrower). Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loan.

Section 8.14      Resignation. If at any time Whitebox shall deem it advisable, in its sole discretion, it may submit to each of the Lenders and the Borrower a written notification of its resignation as Agent under this Agreement, such resignation to be effective upon the appointment of a successor Agent, but in no event later than 30 days from the date of such notice. Upon submission of such notice, the Required Lenders may appoint a successor Agent.

ARTICLE IX

MISCELLANEOUS

Section 9.1        Modifications. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided, that no amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom by the Borrower or other party thereto shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. (The Agent may enter into amendments or modifications of, and grant consents and waivers to departure from the provisions of, those Loan Documents to which the Lenders are not signatories without the Lenders joining therein, provided the Agent has first obtained the separate prior written consent to such amendment, modification, consent or waiver from the Required Lenders.) Notwithstanding the forgoing, no such amendment, modification, waiver or consent shall:

(a)          Reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or modify any of the provisions of any Term Note with respect to the payment or repayment thereof, without the consent of the holder of each Term Note so affected; or

(b)          Reduce the rate or extend the time of payment of any fee payable to a Lender, without the consent of the Lender affected; or

(c)          Except as may otherwise be expressly provided in any of the other Loan Documents, release any material portion of collateral securing, or any guaranties for, all or any part of the Obligations without the consent of all the Lenders; or

(d)          Amend the definition of Required Lenders or otherwise reduce the percentage of the Lenders required to approve or effectuate any such amendment, modification, waiver, or consent, without the consent of all the Lenders; or

(e)          Amend any of the foregoing Subsections (a) through (d) of this Section or this Subsection (e) without the consent of all the Lenders; or

(f)           Amend any provision of this Agreement relating to the Agent in its capacity as Agent without the consent of the Agent.

Section 9.2         Expenses. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Agent upon demand for all reasonable out of pocket expenses paid or incurred by the Agent (including filing and recording costs and fees and expenses of Dorsey & Whitney LLP, counsel to the Agent), less any amounts previously paid by the Borrower or any of its representatives and received by the Agent or any Lender, in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification and interpretation of this Agreement and the other Loan Documents and any commitment letters relating thereto. The Borrower shall also reimburse the Agent and each Lender upon demand for all reasonable and documented out of pocket expenses (including expenses of legal counsel) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of this Agreement and any other Loan Document, less any amounts previously paid by the Borrower or any of its representatives and received by the Agent or any Lender. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

Section 9.3         Waivers, etc. No failure on the part of the Agent or the holder of a Term Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any remedies provided by law.

Section 9.4         Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Agent or any Lender under Article II hereof shall be deemed to have been given only when received by the Agent or such Lender.

Section 9.5	Successors and Assigns; Participations; Purchasing Lenders.

(a)          This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Lenders, all future holders of the Term Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b)          Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions (“Participants”) participating interests in a minimum amount of $5,000,000 in any Term Loan or other Obligation owing to such Lender, any Term Note held by such Lender, and any Term Loan Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by any Lender of participating interests to a Participant, (i) such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible for the performance thereof, (iii) such Lender shall remain the holder of any such Term Note for all purposes under this Agreement, (iv) the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (v) the agreement pursuant to which such Participant acquires its participating interest herein shall provide that such Lender shall retain the sole right and responsibility to enforce the Obligations, including, without limitation the right to consent or agree to any amendment, modification, consent or waiver with respect to this Agreement or any other Loan Document, provided, that such agreement may provide that such Lender will not consent or agree to any such amendment, modification, consent or waiver with respect to the matters set forth in Sections 9.1(a) through (d) without the prior consent of such Participant. The Borrower agrees that if amounts outstanding under this Agreement, the Term Notes and the Loan Documents are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Term Note or other

Loan Document to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Term Note or other Loan Document; provided, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 8.11. The Borrower also agrees that each Participant shall be entitled to the benefits of Section 9.2 with respect to its participation in the Term Loan Commitments and Term Loans; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c)          Each Lender may, from time to time, with the consent of the Agent (which consent shall not be unreasonably withheld or delayed), assign to an Eligible Assignee all or part of its rights or obligations hereunder or under any Loan Document in a minimum amount of $5,000,000 evidenced by any Term Note then held by that Lender and its Term Loan Commitment pursuant to written agreements executed by such assigning Lender, such Eligible Assignee(s), the Borrower and the Agent in substantially the form of Exhibit C, which agreements shall specify in each instance the portion of the Obligations evidenced by the Term Notes which is to be assigned to each Eligible Assignee and the portion of the Term Loan Commitment of such Lender to be assumed by each Eligible Assignee (each, an “Assignment Agreement”); provided, however, that the assigning Lender must pay to the Agent a processing and recordation fee of $5,000 per assignment. Upon the execution of each Assignment Agreement by the assigning Lender, the relevant Eligible Assignee, the Borrower and the Agent, payment to the assigning Lender by such Eligible Assignee of the purchase price for the portion of the Obligations being acquired by it and recordation of the assignment in the Register, (x) such Eligible Assignee lender shall thereupon become a “Lender” for all purposes of this Agreement with a pro rata share of the a Term Loan Commitment in the amount set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender under this Agreement, (y) such assigning Lender shall have no further liability for funding the portion of its Commitment assumed by such Eligible Assignee and (z) the address for notices to such Eligible Assignee shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of each Assignment Agreement, the assigning Lender shall surrender to the Agent the Term Note a portion of which is being assigned, and the Borrower shall execute and deliver a Term Note to the Eligible Assignee in the amount of its Term Loan Commitment and a new Term Note to the assigning Lender in the amount of its Term Loan Commitment after giving effect to the reduction occasioned by such assignment, all such Notes to constitute “Term Notes” for all purposes of this Agreement and of the other Loan Documents.

(d)          The Borrower shall not be liable for any costs incurred by the Lenders in effecting any participation under subparagraph (b) of this subsection or by the Lenders in effecting any assignment under subparagraph (c) of this subsection.

(e)          Each Lender may disclose to any Eligible Assignee or Participant and to any prospective Eligible Assignee or Participant any and all financial information in such Lender’s possession concerning the Borrower or any of its Subsidiaries (if any) which has been delivered to such Lender by or on behalf of the Borrower or any of its Subsidiaries pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower or any of their Subsidiaries in connection with such Lender’s credit evaluation of the Borrower or any of its Subsidiaries prior to entering into this Agreement, provided, that prior to disclosing such information, such Lender shall first obtain the agreement of such prospective Eligible Assignee or Participant to comply with the provisions of Section 9.6.

(f)           The Agent shall maintain at one of its offices a copy of each assignment and transfer delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Note Commitment Amounts of the Term Notes owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(g)          Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and any note held by it in favor of any federal reserve bank in accordance with Regulation A of the Board or U. S. Treasury Regulation 31 CFR § 203.14, and such federal reserve bank may enforce such pledge or security interest in any manner permitted under applicable law.

Section 9.6         Confidentiality of Information. The Agent and each Lender shall use reasonable efforts to assure that information about the Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Agent or such Lender pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between such Lender and the Borrower and shall not be divulged to any Person other than the Lender, their Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Agent and the Lenders hereunder and under the Loan Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, (d) if such information is generally available to the public other than as a result of disclosure by the Agent or any Lender, (e) to any direct or indirect contractual counterparty in any hedging arrangement or such contractual counterparty’s professional advisor, (f) to any nationally recognized rating agency that requires information about any Lender’s investment portfolio in connection with ratings issued with respect to such Lender, and (g) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Agent or any Lender or by any applicable law, rule, regulation or judicial process, the opinion of any Lender’s counsel concerning the making of such disclosure to be binding on the parties hereto. No Lender shall incur any liability to the Borrower by reason of any disclosure permitted by this Section.

Section 9.7         Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE TERM NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

Section 9.8         Consent to Jurisdiction. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK; AND THE PARTIES HERETO CONSENT TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVE ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT.

Section 9.9         Waiver of Jury Trial. EACH OF THE BORROWER AND THE LENDERS IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9.10      Survival of Agreement. All representations, warranties, covenants and agreement made by the Borrower herein or in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Lenders and shall survive the making of the Term Loans by the Lenders and the execution and delivery to the Lenders by the Borrower of the Term Notes, regardless of any investigation made by or on behalf of the Lenders, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid; provided, however, that the obligations of the Borrower under Sections 9.2, 9.5 and 9.11 shall survive payment in full of the Obligations and the termination of the Commitments.

Section 9.11      Indemnification. The Borrower hereby agrees to defend, protect, indemnify and hold harmless the Agent and the Lenders and their respective Affiliates and the directors, officers, employees, attorneys and agents of the Agent and the Lenders and their respective Affiliates (each of the foregoing being an “Indemnitee” and all of the foregoing being collectively the “Indemnitees”) from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

(a)          by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or

(b)          by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Lenders by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Borrower shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee’s gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the Borrower may otherwise have. Without prejudice to the survival of any other obligation of the Borrower hereunder the indemnities and obligations of the Borrower contained in this Section shall survive the payment in full of the other Obligations. To the extent duplicative of the provisions of Section 2.11, this Section 9.11 shall not apply to Indemnified Taxes or Other Taxes.

Section 9.12      Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

Section 9.13      Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower, the Agent and the Lenders with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

Section 9.14      Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 9.15      Borrower Acknowledgements. The Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (b) neither the Agent nor any Lender has any fiduciary relationship to the Borrower, the relationship being solely that of debtor and creditor, (c) no joint venture exists between the Borrower and the Agent or any Lender, and (d) neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the business or operations of the Borrower and the Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, the Borrower by the Agent or any Lender is for the protection of the Lenders and neither the Borrower nor any third party is entitled to rely thereon.

Section 9.16      Interest Rate. In the event the obligation of the Borrower to pay interest on the principal balance of the Term Notes is or becomes in excess of the maximum interest rate which the Borrower is permitted by law to contract or agree to pay, giving due consideration to the execution date of this Agreement, then, in that event, the rate of interest applicable with respect to such Lender’s Term Loan Percentage shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not of interest.

Section 9.17      Closing Date. Notwithstanding anything to the contrary contained herein, the Closing Date must occur on or before December 31, 2007. If the Closing Date does not occur on or before December 31, 2007, this Agreement shall terminate and be of no further force and effect, and all obligations of the parties hereto shall terminate.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

VITESSE SEMICONDUCTOR CORP.

By:	/s/ RICHARD C. YONKER

Name: Richard C. Yonker

Title:	CFO

Address for Borrower:

Vitesse Semiconductor Corp.

741 Calle Plano

Camarillo, California 93012

Attn.:_________________________

Fax: (805) 388-7477

WHITEBOX VSC, LTD., as Agent

By:	/s/ JONATHAN WOOD

Name: Jonathan Wood

Title:	Director-COO

WHITEBOX VSC, LTD., as Lender

By:	/s/ JONATHAN WOOD

Name: Jonathan Wood

Title:	Director -COO

Address for Whitebox VSC, Ltd., as Agent and as Lender:

Whitebox VSC, Ltd.

Suite 300

3033 Excelsior Boulevard

Minneapolis, MN 55416

Attn: Dale Willenbring

Fax: (612) 253-6180